FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-13

THIS FREE WRITING PROSPECTUS, DATED APRIL 25, 2014, MAY BE AMENDED OR
COMPLETED PRIOR TO TIME OF SALE.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-172366) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063 (8 a.m. - 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

SUPPLEMENT TO FREE WRITING PROSPECTUS AND STRUCTURAL AND
COLLATERAL TERM SHEET, EACH DATED APRIL 22, 2014

$1,069,567,000
(Approximate)

WFRBS Commercial Mortgage Trust 2014-C20
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Rialto Mortgage Finance, LLC
C-III Commercial Mortgage LLC
Liberty Island Group I LLC
NCB, FSB
Basis Real Estate Capital II, LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C20

April 25, 2014

WELLS FARGO SECURITIES	RBS

Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

Deutsche Bank Securities
Co-Manager

$1,069,567,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C20
Commercial Mortgage Pass-Through Certificates, Series 2014-C20

IMPORTANT NOTICE REGARDING THE CERTIFICATES

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS SUPPLEMENT) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES WHICH SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF THE CERTIFICATES DESCRIBED IN THESE MATERIALS.  THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATIVE PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED HEREIN SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to WFS, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC a member of FINRA and SIPC, and Wells Fargo Bank, National Association.  Wells Fargo Securities carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

i

$1,069,567,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C20
Commercial Mortgage Pass-Through Certificates, Series 2014-C20

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this Supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ii

$1,069,567,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C20
Commercial Mortgage Pass-Through Certificates, Series 2014-C20

The Free Writing Prospectus dated April 22, 2014 (the “Free Writing Prospectus”) and the Structural and Collateral Term Sheet dated April 22, 2014 (the “Term Sheet”) are hereby updated as set forth below.  The information in this supplement dated April 25, 2014 (this “Supplement”) supersedes any contradictory information in the Free Writing Prospectus and the Term Sheet.  Defined terms used in this Supplement but not defined herein have the meanings given to them in the Free Writing Prospectus.  In all other respects, except as modified below, the Free Writing Prospectus and Term Sheet remain unmodified.

Structural Update

1.         Removal of Class PEX Certificates.

The Class PEX Certificates will no longer be offered.  References to the Class PEX Certificates and related definitions should be disregarded in the Free Writing Prospectus.  As a result, the Class A-S, B and C Certificates will no longer be exchangeable for Class PEX Certificates.  All references to the Exchangeable Certificates and the related definitions should be disregarded in the Free Writing Prospectus.  Additional information with respect to the Class A-S, Class B and Class C Certificates is set forth on Attachment A of this Supplement.

2.         Class A-S, Class A-SFL and Class A-SFX Certificates.

The principal balance of the Class A-S Certificates will be reduced to $[52,584,000].  A new class of certificates, the Class A-SFL Certificates, with an initial principal balance of $[10,000,000], will be privately offered, which will receive payments and be allocated losses as described in Attachment A to this Supplement.  An additional class of certificates, the Class A-SFX Certificates, with an initial principal balance of $0, will also be privately offered.  The Class A-SFX and Class A-SFL Certificates will receive payments and be allocated losses in respect of the Class A-SFX Regular Interest on a pari passu basis as described herein.  Additional information with respect to the Class A-S, Class A-SFL and Class A-SFX Certificates is set forth on Attachment A of this Supplement. The trust will privately offer the Class A-SFL and Class A-SFX Certificates pursuant to a private placement memorandum (as may be amended or supplemented, the “Memorandum”).  After giving effect to the addition of the Class A-SFL Certificates and the Class A-SFX Certificates and the removal of the Class PEX Certificates, the trust will issue twenty (20) classes of commercial mortgage pass through certificates, and the aggregate certificate principal balance of Certificates offered by the Free Writing Prospectus is now $1,069,567,000.

3.         Class X-A and X-B Certificates.

The Class X-A Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates and the Class A-SFX regular interest outstanding from time to time.  The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates and the Class A-SFX regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  The Class X-B Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class B, C and D Certificates outstanding from time to time.  The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B, C and D Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

$1,069,567,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C20
Commercial Mortgage Pass-Through Certificates, Series 2014-C20

4.         Revised Issue Characteristics.

Class	Approx. Initial Principal Balance or Notional Amount(1)		Approx.% of Aggregate Cut-off Date Balance	Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass- Through Rate Description	Weighted Average Life (Years)(3)	Expected Principal Window(3)	Expected Ratings (DBRS/KBRA/Moody’s)(4)
Publicly Offered Certificates
A-1		$70,328,000	5.619%	30.000%	%	(5)	2.63	06/14 - 02/19	AAA(sf)/AAA(sf)/Aaa(sf)
A-2		$95,556,000	7.634%	30.000%	%	(5)	4.92	02/19 - 05/19	AAA(sf)/AAA(sf)/Aaa(sf)
A-3		$45,543,000	3.639%	30.000%	%	(5)	6.92	04/21 - 04/21	AAA(sf)/AAA(sf)/Aaa(sf)
A-4		$250,000,000	19.973%	30.000%	%	(5)	9.82	01/24 - 04/24	AAA(sf)/AAA(sf)/Aaa(sf)
A-5		$312,986,000	25.005%	30.000%	%	(5)	9.92	04/24 - 04/24	AAA(sf)/AAA(sf)/Aaa(sf)
A-SB		$101,757,000	8.130%	30.000%	%	(5)	7.40	05/19 - 01/24	AAA(sf)/AAA(sf)/Aaa(sf)
A-S	$	[52,584,000]	4.201%	25.000%	%	(5)	9.92	04/24 - 04/24	AAA(sf)/AAA(sf)/Aaa(sf)
X-A		$938,754,000	NAP	NAP	%	Variable(7)	NAP	NAP	AAA(sf)/AAA(sf)/Aaa(sf)
X-B		$223,736,000	NAP	NAP	%	Variable(9)	NAP	NAP	AAA(sf)/AAA(sf)/NR
B		$95,440,000	7.625%	17.375%	%	(5)	9.92	04/24 - 05/24	AA(low)(sf)/AA-(sf)/Aa3(sf)
C		$45,373,000	3.625%	13.750%	%	(5)	10.01	05/24 - 05/24	A(low)(sf)/A-(sf)/A3(sf)

Privately Offered Certificates (not being offered pursuant to this Supplement)
X-C		$89,182,501	NAP	NAP	%	Variable(11)	NAP	NAP	AAA(sf)/NR/NR
A-SFL	$	[10,000,000]	0.799%	25.000%	LIBOR + [__]%(13)	Floating	9.92	04/24 - 04/24	AAA(sf)/AAA(sf)/Aaa(sf)(14)
A-SFX		$0	NAP	25.000%	%	(5)	9.92	04/24 - 04/24	AAA(sf)/AAA(sf)/Aaa(sf)
D		$82,923,000	6.625%	7.125%	%	(5)	10.01	05/24 - 05/24	BBB(low)(sf)/BBB-(sf)/NR
E		$32,857,000	2.625%	4.500%	%	(5)	10.01	05/24 - 05/24	BB(low)(sf)/BB-(sf)/NR
F		$18,775,000	1.500%	3.000%	%	(5)	10.01	05/24 - 05/24	B(low)(sf)/B-(sf)/NR
G		$37,550,501	3.000%	0.000%	%	(5)	10.01	05/24 - 05/24	NR/NR/NR
V(15)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NR/NR/NR
R(16)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NR/NR/NR

(1)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate Cut-off Date Principal Balance of the Mortgage Loans definitively included in the pool of Mortgage Loans, which aggregate Cut-off Date Principal Balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(2)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates in the aggregate.  The approximate initial credit support with respect to the Class A-S, Class A-SFL and A-SFX Certificates represents the approximate credit enhancement for the Class A-S Certificates and the Class A-SFX Regular Interest in the aggregate.  No class of Certificates will provide any credit support to the Class A-SFL Certificates for any failure by the swap counterparty to make the payment under the swap contract.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in the Free Writing Prospectus.

(4)
The expected ratings presented are those of DBRS, KBRA and Moody’s, which the depositor hired to rate the rated Certificates.  One or more other NRSROs that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise, to rate or provide market reports and/or published commentary related to the Certificates.  We cannot assure you as to what ratings a non-hired NRSRO would assign or that its reports will not express differing, possibly negative, views of the Mortgage Loans and/or the Certificates.  To the extent described in the Free Writing Prospectus, the ratings of each class of Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date.  DBRS, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on their internet websites. Credit ratings referenced throughout this document are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time.  Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the Free Writing Prospectus and “Ratings” in the accompanying prospectus.

(5)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, A-SFX, B, C, D, E, F and G Certificates and the Class A-SFX Regular Interest, in each case, will be one of the following:  (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the Mortgage Loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the Mortgage Loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the Mortgage Loans for the related distribution date minus a specified percentage.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the Mortgage Loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)
The Class X-A Certificates are notional amount Certificates.  The notional amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates and the Class A-SFX regular interest outstanding from time to time.  The Class X-A Certificates will not be entitled to distributions of principal.

(7)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the Mortgage Loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates and the Class A-SFX regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the Mortgage Loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)
The Class X-B Certificates are notional amount Certificates.  The notional amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B, C and D Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(9)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the Mortgage Loans for the related distribution date, over (b) the weighted average of the

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

$1,069,567,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C20
Commercial Mortgage Pass-Through Certificates, Series 2014-C20

pass-through rates on the Class B, C and D Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the Mortgage Loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)
The Class X-C Certificates are notional amount Certificates.  The notional amount of the Class X-C Certificates will be equal to the aggregate principal balance of the Class E, F and G Certificates outstanding from time to time.  The Class X-C Certificates will not be entitled to distributions of principal.

(11)
The pass-through rate for the Class X-C Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the Mortgage Loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class E, F and G Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the Mortgage Loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)
The aggregate principal balance of the Class A-SFL and A-SFX Certificates will at all times equal the principal balance of the Class A-SFX regular interest. The principal balance of the Class A-SFX Certificates will initially be $0.  The approximate initial principal balance of the Class A-SFX regular interest is $10,000,000.

(13)
To and including the distribution date occurring in April 2024, the pass-through rate on the Class A-SFL Certificates will be a per annum rate equal to LIBOR plus [    ]% (and thereafter, a per annum rate equal to the pass-through rate applicable to the Class A-SFX regular interest); provided, however, that under certain circumstances, the pass-through rate on the Class A-SFL Certificates may convert to the pass-through rate applicable to the Class A-SFX regular interest prior to the distribution date occurring in April 2024.  The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-SFL Certificates will be determined two LIBOR Business Days before the start of the related interest accrual period.

(14)
The ratings assigned to the Class A-SFL Certificates reflect only the receipt of interest up to the fixed rate of interest at a rate equal to the applicable pass-through rate for the Class A-SFX Regular Interest.  The ratings of DBRS, KBRA and Moody’s do not address any shortfalls or delays in payment that investors in the Class A-SFL Certificates may experience as a result of the conversion of the pass-through rate on Class A-SFL Certificates from a floating interest rate to a fixed interest rate.

(15)
The Class V Certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating.  The Class V Certificates will only be entitled to distributions of excess interest accrued on the Mortgage Loans with an anticipated repayment date.  See “Description of the Mortgage Pool—ARD Loans” in the Free Writing Prospectus.

(16)
The Class R Certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating.  The Class R Certificates represent the residual interest in each REMIC as further described in the Free Writing Prospectus.  The Class R Certificates will not be entitled to distributions of principal or interest.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

$1,069,567,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C20
Commercial Mortgage Pass-Through Certificates, Series 2014-C20

Collateral Update

With respect to the Mortgage Loan identified on Annex A-1 to the Free Writing Prospectus as Holiday Inn Express – Austell Powder Springs (Loan No. 69), the related Mortgage Loan Seller has identified the exceptions to the representations and warranties in Annex C-1 to the Free Writing Prospectus:

Rialto Mortgage Finance, LLC

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(1) Complete Mortgage File	Holiday Inn Express – Austell Powder Springs (Loan No. 69)
The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC. The Mortgage Loan Seller or its designee will provide written notice of the transfer and a request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(5) Hospitality Provisions	Holiday Inn Express – Austell Powder Springs (Loan No. 69)	See exception to representation 1.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

$1,069,567,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C20
Commercial Mortgage Pass-Through Certificates, Series 2014-C20

ATTACHMENT A

The WFRBS Commercial Mortgage Trust 2014-C20, Commercial Mortgage Pass-Through Certificates, Series 2014-C20, will include a class of certificates (the “Class A-SFL Certificates”) that entitles their holders to payments of interest based on a floating rate.  The trust fund will include a swap transaction that will relate to the Class A-SFL Certificates (herein, the “Class A-SFL Swap Transaction”) under a swap agreement (the “Class A-SFL Swap Agreement”) with the Swap Counterparty (as defined below).  Wells Fargo Bank, National Association (the “Swap Counterparty”), an affiliate of the depositor, one of the mortgage loan sellers and one of the underwriters, will be the counterparty under the Class A-SFL Swap Transaction.  Wells Fargo Bank, National Association is an affiliate of the depositor and one of the underwriters and is also one of the mortgage loan sellers, one of the originators, one of the sponsors and a master servicer and the certificate administrator.

Holders of the Class A-SFL Certificates may, under certain circumstances, exchange such Certificates for an equal principal balance of Class A-SFX Certificates.  Any such exchange will reduce the outstanding principal balance of the Class A-SFL Certificates, which could in turn have an adverse effect on the liquidity of the remaining Class A-SFL Certificates.

The Class A-SFL and Class A-SFX Certificates will represent beneficial ownership interests in a portion of a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the “Class A-SFX Regular Interest”, and the rights and obligations under the Class A-SFL Swap Transaction. For so long as it is in effect, the Class A-SFL Swap Transaction will provide, among other things, that amounts payable as fixed rate interest with respect to the Class A-SFX Regular Interest will be exchanged for amounts payable as floating rate interest under the Class A-SFL Swap Transaction, with payments to be made between the Swap Counterparty and the trustee on behalf of the holders of the Class A-SFL Certificates on a net basis.

With respect to each interest-bearing Class of the Certificates and the Class A-SFX Regular Interest, interest will accrue during each interest accrual period based upon:  (i) with respect to the Class A-SFX Regular Interest and each Class of Certificates other than the Class A-SFL Certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days; and (ii) with respect to the Class A-SFL Certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the Closing Date) to, but excluding, the related distribution date.  With respect to the Class A-SFL Certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days; provided that the pass-through rate for the Class A-SFL Certificates may (and if the Class A-SFL Certificates remain outstanding after the distribution date occurring in April 2024, will) convert to the pass-through rate applicable to the Class A-SFX Regular Interest.

Following the distribution of interest to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-C Certificates, distributions of interest will be made sequentially first, to the Class A-S Certificates and the Class A-SFX Regular Interest, pro rata, in accordance with their respective interest entitlements, then, to the Class B Certificates, and then, to the Class C Certificates (with no distribution to be made on any Class or regular interest until all the distributions have been made to all other such Classes or regular interest, as applicable, with an earlier distribution priority (if any)).

Following all required distributions of principal, if any, to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, distributions of principal will be made to the Class A-S, Class B and Class C Certificates and the Class A-SFX Regular Interest in the following order of priority:

•      on a pro rata basis, to the holders of the Class A-S Certificates and the Class A-SFX Regular Interest (and, therefore, to the Class A-SFL Certificates and the Class A-SFX Certificates) in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

$1,069,567,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C20
Commercial Mortgage Pass-Through Certificates, Series 2014-C20

the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates as described in the Free Writing Prospectus), and

2.	the aggregate principal balance of the Class A-S Certificates and the Class A-SFX Regular Interest immediately prior to that distribution date;

•      to the holders of the Class B Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4, A-5 and A-S Certificates and the Class  A-SFX Regular Interest as described in the Free Writing Prospectus and in the preceding bullet point), and

2.	the principal balance of the Class B Certificates immediately prior to that distribution date;

•      to the holders of the Class C Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4, A-5, A-S and B Certificates and the Class A-SFX Regular Interest as described in the Free Writing Prospectus and in the preceding bullet points), and

2.	the principal balance of the Class C Certificates immediately prior to that distribution date.

Distributions of principal and distributions in respect of loss reimbursement amounts that were previously allocated to the Class A-S Regular Interest (and, therefore, to the Class A-S Certificates and the Class A-S component of the Class PEX Certificates) in the Free Writing Prospectus will be allocated to the Class A-S Certificates and the Class A-SFX Regular Interest (and, therefore, to the Class A-SFX and Class A-SFL Certificates on a pro rata basis) on a pro rata basis in accordance with their respective principal balances.

Distributions of principal and distributions in respect of loss reimbursement amounts that were previously allocated to the Class B Regular Interest (and, therefore, to the Class B Certificates and the Class B component of the Class PEX Certificates) in the Free Writing Prospectus will be allocated solely to the Class B Certificates.

Distributions of principal and distributions in respect of loss reimbursement amounts that were previously allocated to the Class C Regular Interest (and, therefore, to the Class C Certificates and the Class C component of the Class PEX Certificates) in the Free Writing Prospectus will be allocated solely to the Class C Certificates.

Any reduction of the principal balances of the Principal Balance Certificates (other than the Class A-SFL and A-SFX Certificates) and the Class A-SFX Regular Interest (and, therefore, the Class A-SFX and Class A-SFL Certificates) in connection with Realized Losses and Additional Trust Fund Expenses, will occur sequentially in the following order, until the aggregate principal balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

$1,069,567,000 (Approximate)
WFRBS Commercial Mortgage Trust 2014-C20
Commercial Mortgage Pass-Through Certificates, Series 2014-C20

Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	C
6th	B
7th	A-S and the Class A-SFX Regular Interest (and, therefore, the Class A-SFL and A-SFX Certificates), pro rata, based on their total outstanding principal balances
8th	A-1, A-2, A-3, A-4, A-5, A-SB Certificates, pro rata, based on their total outstanding principal balances

The monthly statement to Certificateholders is expected to include the following information:  (i) the amount of the distribution on the distribution date to the holders of each Class of interest-bearing Certificates and the Class A-SFX Regular Interest allocable to the interest distributable on that Class and, with respect to the Class A-SFL Certificates (a) information that the amount of interest distributed on such Class is the Class A-SFL Certificates’ allocable portion of the interest distributable with respect to the Class A-SFX Regular Interest, and (b) whether a conversion event has occurred and is continuing with respect to the Class A-SFL Swap Agreement; (ii) the amount of any (a) payment by the Swap Counterparty under the Class A-SFL Swap Agreement as a termination payment, (b) payment to any successor swap counterparty to acquire a replacement interest rate swap contract in respect of the Class A-SFL Swap Agreement, and (c) collateral posted in connection with any rating agency trigger event; and (iii) the amount of and identification of any payments on the Class A-SFL Certificates in addition to the amount of principal and interest due thereon.

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (“YM Group A”) of Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S and X-A Certificates and the Class A-SFX Regular Interest, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, C, D and X-B Certificates, based upon the aggregate of principal distributed to the applicable Classes of Principal Balance Certificates and the Class A-SFX Regular Interest in each YM Group for that distribution date, and (2) among the Classes in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such Class for that distribution date, and the denominator of which is the total amount of principal distributed to all such Classes in that YM Group for that distribution date. Any Yield Maintenance Charge or Prepayment Premium allocated to such YM Group remaining after such distributions to Principal Balance Certificates or Regular Interests described above will be distributed to the Class X-A or X-B Certificates, as applicable, in such YM Group.

In addition to other limitations described above, no amendment may be made to the Pooling and Servicing Agreement that would adversely affect the Swap Counterparty under the Class A-SFL Swap Agreement without the consent of the Swap Counterparty.  For the avoidance of doubt, any exchange by a holder of a Class A-SFL Certificate of any portion of its aggregate outstanding certificate principal balance for an equal aggregate outstanding certificate principal balance of Class A-SFX Certificates will not be deemed to be an amendment.

THE INFORMATION IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.